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                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

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In re:                                   Chapter 11
TV FILME, INC.,                          Case No. 00-342 (PJW)

            Debtor.

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                                  FIRST AMENDED
                             PLAN OF REORGANIZATION







February 29, 2000
                                       KELLEY DRYE & WARREN LLP
                                       Mark I. Bane (MB 4883)
                                       Karen Ostad (KO 5596)
                                       101 Park Avenue
                                       New York, New York 10178
                                       (212) 808-7800

                                       SAUL, EWING, REMICK & SAUL LLP
                                       Norman L. Pernick ( DE#2290)
                                       222 Delaware Avenue, Suite 1200
                                       Wilmington, Delaware 19899
                                       (302) 421-6824


                                       COUNSEL TO THE DEBTOR AND DEBTOR
                                       IN POSSESSION



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                             PLAN OF REORGANIZATION
  TV Filme, Inc. (the "Debtor") proposes the following Plan of Reorganization:

SECTION 1.  DEFINITIONS AND INTERPRETATION

A.    DEFINITIONS.

      The following terms used herein shall have the respective meanings defined below:

     1.1. AD HOC NOTEHOLDERS' COMMITTEE means an unofficial committee consisting of certain unaffiliated holders of the Secured Notes.

     1.2. AFFILIATE RELEASEES means, collectively, (a) the Debtor, (b) the Subsidiaries, (c) the respective successors, predecessors, assignors or assignees of any of the foregoing, (d) all current or former partners, members or owners of any of the foregoing (including current or former partners, members or owners of any direct or indirect interest in any of the foregoing) and (e) all current and former affiliates, officers, directors, trustees, employees, agents, attorneys, counsel, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.

     1.3. ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Reorganization Case allowed under sections 503(b) and 507 (a) (1), or 507(b) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the estate of the Debtor, (b) any actual and necessary costs and expenses of operating the business of the Debtor, (c) any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, the rendition of services or the transfer of the Assets, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, whether arising before or after the Effective Date, (e) any fees or charges assessed against the estate of the Debtor under section 1930, chapter 123, title 28, United States Code and (f) the fees and expenses payable to the Indenture Trustee under the Indenture for the period from and after the Petition Date through and including the Effective Date to the extent that such amounts have not been paid to the Indenture Trustee during the Reorganization Case.

     1.4. ALLOWED means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in the Debtor, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Rule 3003(c) (3) of the Bankruptcy Rules (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) as to which an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (b) if no proof of claim or interest was so filed, (i) any Claim against the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Rule 1009 of the Bankruptcy Rules, as liquidated in amount and not disputed or contingent, and (ii) any Equity Interest that is registered in the official records of the Debtor's stock transfer agent, (c) any Claim arising from the recovery of property under

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section 550 or 553 of the Bankruptcy Code and allowed in accordance with section
502(h) of the Bankruptcy Code and (d) any Claim expressly allowed hereunder.

     1.5. ASSETS means all assets of the Debtor, including, without limitation, any stock of or membership interest in the Subsidiaries, the ITSA Note and all Causes of Action of the Debtor.

     1.6. BALLOT means the form or forms distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of this Plan.

     1.7. BALLOT DATE means the date by which all Ballots for acceptance or rejection of this Plan must be received.

     1.8. BANKRUPTCY CODE means the Bankruptcy Reform Act of 1978, as amended and as codified at Title 11, United States Code.

     1.9.  BANKRUPTCY  COURT  means the  United  States  District  Court for the
District of Delaware and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court constituted under section 151, title 28, United States Code having jurisdiction over the Reorganization Case.

     1.10. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

     1.11. BUSINESS DAY means any day other than a Saturday, a Sunday, any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order or Rosh Hashanah (both days), Yom Kippur and the Friday after Thanksgiving.

     1.12. CASH means legal tender of the United States of America.

     1.13. CAUSES OF ACTION means any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise, including, without limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code or any other causes of action, or rights to payments of claims, that belong to the Debtor.

     1.14. CENTRAL BANK means the Central Bank of Brazil.

     1.15. CENTRAL BANK Fee means the fee, if any, imposed by the Central Bank in connection with the Central Bank's approval of the debt restructuring contemplated by the Plan.

     1.16. CLAIM means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not

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such right to an  equitable  remedy is reduced to judgment,  fixed,  contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     1.17. CLAIMS RESERVE means one or more segregated accounts in which Distributable Cash shall be held in accordance with Section 9 hereof.

     1.18. COLLATERAL means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

     1.19. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

     1.20. CONFIRMATION HEARING means the hearing held by the Bankruptcy Court on confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

     1.21. CONFIRMATION ORDER means an order of the Bankruptcy Court confirming this Plan.

     1.22. CREDITORS' COMMITTEE means the statutory creditors' committee, if any, appointed in the Reorganization Case under section 1102 of the Bankruptcy Code.

     1.23. DEBTOR means TV Filme, Inc., as debtor and debtor in possession under the Bankruptcy Code.

     1.24. DEFICIENCY CLAIM means, with reference to a Claim secured by a Lien against Collateral, an amount equal to the difference between (a) the aggregate amount of such Claim and (b) the value of the Collateral securing such Claim.

     1.25. DISBURSING AGENT means the Reorganized Debtor or such Entity subject to the jurisdiction of the Bankruptcy Court as is designated by the Debtor prior to the Confirmation Hearing and approved in the Confirmation Order, in its capacity as a disbursing agent under Section 7.2 hereof.

     1.26. DISCLOSURE STATEMENT means the First Amended Disclosure Statement relating to this Plan, dated as of the date hereof, including the exhibits thereto, as the same may be amended, modified or supplemented from time to time.

     1.27. DISPUTED CLAIM means a Claim or Equity Interest against the Debtor to the extent that the allowance of such Claim or Equity Interest is the subject of a notice of dispute issued by, or a timely objection to such Claim or Equity Interest, interposed by the Debtor in accordance with Section 9.1 hereof.

     1.28. DISTRIBUTABLE CASH means, as of the applicable date of determination,
(i) the $25 million of Cash to be distributed to holders of Senior Secured Claims, (ii) the estimated amount for the payment of Administrative Expense Claims which are projected to be allowed subsequent to the Effective Date, and
(iii) such other sums as may be needed to pay Allowed Claims pursuant to this Plan.
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     1.29.  EFFECTIVE  DATE  means  the later to occur of (a) the  eleventh  day
(calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect or (b) such other date as is fixed from time to time after the Confirmation Date by the Debtor by filing a notice thereof with the Bankruptcy Court, but in no event shall the Effective Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Effective Date of this Plan in Section 11.2 hereof unless waived as provided in Section 11.3 hereof.

     1.30. ENTITY has the meaning assigned to such term in section 101(15) of the Bankruptcy Code.

     1.31. EQUITY INTEREST means any shares of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any warrant, option or right to purchase, sell or subscribe for an interest or security in the Debtor.

     1.32. EXIT FINANCIERS means each holder of in excess of $1 million in principal amount of Secured Notes which (i) commits in writing at least five (5) business days prior to the Confirmation Hearing to participate, on a PRO RATA basis, as a lender in the Exit Financing, and (ii) actually participates on a PRO RATA basis in the Exit Financing.

     1.33. EXIT FINANCING means the $10 million secured line of credit to be provided by the Exit Financiers in accordance with Section 6.2 of this Plan.

     1.34. FINAL ORDER means (a) an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed, relating to such order shall not cause such order not to be a Final Order.

     1.35. GENERAL UNSECURED CLAIM means any Unsecured Claim (including any Deficiency Claim) that is not an Administrative Expense Claim, a Priority Non-Tax Claim, or a Priority Tax Claim.

     1.36. IMPLEMENTATION DOCUMENTS means the Restructuring Agreement, the New Secured Notes, the New Indenture, certificates evidencing the New Equity Interests, documents evidencing the Exit Financing and such agreements, instruments or documents as the Debtor may reasonably request to implement this Plan and the transactions contemplated hereby and by the Restructuring Agreement.

     1.37. INDENTURE means the Indenture, dated as of December 20, 1996, between TV Filme, Inc. and IBJ Schroeder Bank and Trust Company, as indenture trustee.

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     1.38.  INDENTURE  TRUSTEE  means The Bank of New York as  successor  to IBJ
Schroeder Bank and Trust Company, (later known as IBJ Whitehall Bank and Trust Company), in its capacity as indenture trustee under the Indenture, or any successor indenture trustee appointed in accordance with the terms of the Indenture.

     1.39.  ITSA   means   ITSA-Intercontinental  Telecomuncacoes  Ltda.,   a
Brazilian limited liability company.

     1.40. ITSA NOTE means that certain promissory Note in the principal amount of $140 million from ITSA as payor to the Debtor as payee, and all documents executed in connection therewith.

     1.41. LIABILITIES means any and all costs, expenses, actions, causes of action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the Effective Date.

     1.42. LIEN has the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

     1.43. NEW EQUITY INTEREST means any shares of stock to be issued by the Reorganized Debtor pursuant to this Plan and the Restructuring Agreement.

     1.44. NEW INDENTURE means the Indenture to be entered into as of the Effective Date between the Reorganized Debtor and an indenture trustee with respect to the New Secured Notes, pursuant to the terms of the Restructuring Agreement, substantially in the form annexed to this Plan as EXHIBIT A.

     1.45. NEW INDENTURE TRUSTEE means the entity appointed as indenture trustee under the New Indenture, or any successor indenture trustee appointed in accordance with the terms of the New Indenture.

     1.46. NEW NOTE AMOUNT means an amount equal to the sum of $35 million plus an amount equal to the amount of the Central Bank Fee.

     1.47. NEW SECURED NOTES means the new secured note or notes, substantially in the form annexed to the New Indenture as Exhibit A, to be issued by ITSA to the Reorganized Debtor in the aggregate principal amount of the New Note Amount, which will then be assigned to the holders of the Secured Notes pursuant to
Section 4.2 of this Plan and the terms of the New Indenture.

     1.48. PETITION DATE means January 26, 2000, the date on which the Debtor filed with the Bankruptcy Court its voluntary petition for relief under the Bankruptcy Code.

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     1.49. PLAN means this First Amended Plan of  Reorganization,  including the schedules and exhibits hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

     1.50. PLAN RELEASEES means, collectively, (a) the Indenture Trustee, the Specified Holders who are signatories to the Restructuring Agreement and the members of the Creditors' Committee, if any, (b) the respective successors, predecessors, assignors or assignees of any of the foregoing, (c) all current or former partners, members or owners of any of the foregoing (including current or former partners, members or owners of any direct or indirect interest in any of the foregoing) and (d) all current and former officers, directors, trustees, employees, agents, counsel, attorneys, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.

     1.51. PLAN RELEASES means the releases granted under Sections 13.1 and 13.2 hereof.

     1.52. PRIORITY NON-TAX CLAIM means any Claim of a kind specified in section 507(a) (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

     1.53. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind specified in section 507(a) (8) of the Bankruptcy Code.

     1.54. RATABLE PORTION means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Equity Interest bears to the aggregate amount of Claims or Equity Interests in the same class.

     1.55. REORGANIZATION CASE means the case commenced under chapter 11 of the Bankruptcy Code by the Debtor on the Petition Date.

     1.56. REORGANIZED DEBTOR means a new Cayman Islands entity which will be the successor in interest to the Debtor as of the Effective Date.

     1.57. RESTRUCTURING AGREEMENT means that certain agreement dated January 24, 2000, among the Debtor and the holders of Secured Notes which are signatories thereto, a copy of which is annexed to this Plan as EXHIBIT B.

     1.58. SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs filed or to be filed by the Debtor under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

     1.59. SECURED CLAIM means a Claim secured by a Lien on Collateral to the extent of the value of the Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code.

     1.60. SECURED NOTES means the "12-7/8% Senior Notes Due 2004" issued and outstanding under the Indenture.

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     1.61.  SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.62. SEC means the United States Securities and Exchange Commission.

     1.63. SENIOR SECURED CLAIM means any Secured Claim governed by, arising under or related to the Indenture or evidenced by any of the Secured Notes.

     1.64. SPECIFIED HOLDERS means the holders of Secured Notes who are signatories to the Restructuring Agreement.

     1.65. SUBSIDIARIES means the Entities which are identified on Schedule 1 hereto and all direct and indirect subsidiaries of the Debtor and ITSA.

     1.66. UNSECURED CLAIM means any Claim against the Debtor that is not a Secured Claim.

     1.67. VOTING AGENT means such Entity as is designated by the Debtor in the Disclosure Statement in its capacity as Voting Agent to distribute Ballots and tabulate votes with respect to the Plan.

B.    INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

      Unless otherwise specified, all section, article, schedule or exhibit references in this Plan are to the respective section in, article of, or schedule or exhibit to, this Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular section, article, subsection, or clause contained in this Plan. Any defined term used herein that is not otherwise defined shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan.

SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1   ADMINISTRATIVE EXPENSE CLAIMS.

      Except as provided herein, on the Effective Date, each holder of an Administrative Expense Claim shall receive on account of such Administrative Expense Claim an amount in Cash equal to the amount of such Administrative Expense Claim allowed by the Bankruptcy Court, except to the extent that any Entity entitled to payment of any Administrative Expense Claim agrees to a different treatment of such Administrative Expense Claim. All Entities that are awarded allowance of compensation or reimbursement of expenses by the Bankruptcy Court under sections 503(b) (2), 503(b) (3), 503(b) (4) or 503(b) (5) of the
Bankruptcy Code shall be paid in full in such amounts as are allowed by the Bankruptcy Court (a) upon the later of (i) the Effective Date and (ii) the date upon which an order of the Bankruptcy Court with respect to any such Administrative Expense Claim becomes a Final Order or (b) upon such other terms

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as may be mutually agreed upon between such holder of an Administrative  Expense
Claim and the Debtor. The post-Petition Date reasonable fees and expenses of professionals retained by the Ad Hoc Noteholders' Committee will be paid on the Effective Date.

2.2   PRIORITY TAX CLAIMS.

      On the Effective Date, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of its Allowed Priority Tax Claim, unless the holder of such Claim has agreed to a different treatment.

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      Claims against and Equity Interests in the Debtor are divided into the following classes:

      Class 1 -- Priority Non-Tax Claims

      Class 2 -- Senior Secured Claims

      Class 3 -- Unsecured Claims

      Class 4 -- Equity Interests

SECTION 4.  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THIS
            PLAN

4.1   PRIORITY NON-TAX CLAIMS (CLASS 1).

      On the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall receive on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim unless the holder of such Claim has agreed to a different treatment.

4.2   SENIOR SECURED CLAIMS (CLASS 2).

     (a) ALLOWANCE OF SENIOR SECURED CLAIMS. By virtue of an affirmative vote in favor of the Plan, holders of Senior Secured Claims will be making an election pursuant to section 1111(b)(2) of the Bankruptcy Code to treat their entire claim as a Senior Secured Claim. The Senior Secured Claims against the Debtor shall be deemed to be Allowed Claims as of the Petition Date in an amount equal to $140,000,000, plus all interest accrued under the Indenture from and after December 15, 1998 through the Petition Date. By operation of section 1111(b) (1)
(A) (i) of the Bankruptcy Code, any Deficiency Claim relating to the Senior Secured Claims shall be extinguished.

     (b) TREATMENT OF SENIOR SECURED CLAIMS. On the Effective Date, or as soon as practicable thereafter, in exchange for the Secured Notes, each holder of a Secured Note shall receive its Ratable Portion of (i) $25 million in Cash, (ii) New Secured Notes in the aggregate principal amount of the New Note Amount; and
(iii)  eighty  percent  (80%) of the New  Equity  Interests  in the  Reorganized
Debtor.  Distributions  to  holders  of  Secured  Notes  shall  be  made  by the

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Disbursing  Agent to the  Indenture  Trustee  for the  benefit of the holders of
Secured Notes. The Indenture Trustee shall in turn make distributions under the Plan to holders of the Secured Notes. Subsequent distributions to holders of the New Secured Notes will be made in accordance with the New Indenture.

4.3   GENERAL UNSECURED CLAIMS (CLASS 3).

      To the extent unpaid prior to the Effective Date and except to the extent a holder of an Allowed General Unsecured Claim agrees to a different treatment, Allowed General Unsecured Claims shall be unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

4.4   EQUITY INTERESTS IN THE DEBTOR (CLASS 4).

      On the Effective Date, all Equity Interests in the Debtor shall be extinguished. On the Effective Date or as soon as practicable thereafter, holders of Allowed Equity Interests shall receive a Ratable Portion of five percent (5%) of the New Equity Interests in the Reorganized Debtor.

SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THIS PLAN; ACCEPTANCE OR REJECTION OF THIS PLAN

5.1   HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.

      Each holder of an Allowed Claim or an Allowed Equity Interest in an impaired class of Claims against or Equity Interests in the Debtor shall be entitled to vote separately to accept or reject this Plan as provided in the Disclosure Statement.

      Each of Classes 2 and 4 is impaired hereunder and the holders of Claims or Equity Interests in such Classes are entitled to vote on this Plan.

5.2   ACCEPTANCE BY UNIMPAIRED CLASSES.

      Classes 1 and 3 are unimpaired under this Plan and holders of Claims in such classes are conclusively presumed to have accepted this Plan.

5.3   ELIMINATION OF CLASSES.

      Any class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or by a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from this Plan for purposes of determining acceptance or rejection of this Plan by such class under section 1129(a) (8) of the Bankruptcy Code.

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5.4   REVOCATION OF PLAN.

      The Debtor reserves the right to revoke and withdraw this Plan at any time prior to entry of the Confirmation Order. If this Plan is so revoked or withdrawn, then this Plan shall be deemed null and void.

SECTION 6.  MEANS OF IMPLEMENTATION

6.1   MEANS OF IMPLEMENTING THE PLAN.

      To implement the Plan, the Debtor will form the Reorganized Debtor. On the Effective Date, the Cash to fund the Claims Reserve will be transferred to the Disbursing Agent. On the Effective Date, the Assets of the Debtor (other than the Cash to be transferred to the Disbursing Agent as set forth in the preceding sentence) will be transferred to the Reorganized Debtor and the Reorganized Debtor will be the successor in interest to the Debtor. On the Effective Date, the Reorganized Debtor will contribute as equity to its subsidiary, ITSA, $105 million of the ITSA Note less an amount equal to the amount of any Central Bank Fee. The terms of the remaining amount due on the ITSA Note, which amount shall equal $35 million plus an amount equal to the amount of the Central Bank Fee, will be amended and restated. In addition, New Secured Notes in the aggregate principal amount of the New Note Amount will be issued to the Reorganized Debtor, which will then assign the New Secured Notes to holders of the Secured Notes, together with (i) $25 million in Cash and (ii) 80% of the New Equity Interests. On or as soon as practicable after the Effective Date, holders of Allowed Equity Interests and certain members of management of the Reorganized Debtor, or their designee, will receive the allocations of the New Equity Interests, as provided in this Plan and in the Restructuring Agreement.

      On or prior to the Effective Date, each party to the Implementation Documents, including, without limitation, the Indenture Trustee, the New Indenture Trustee and the Disbursing Agent, shall execute and deliver the Implementation Documents to which it is a party.



6.2   EXIT FINANCING.

      On the Effective Date, the Reorganized Debtor will obtain a $10 million secured line of credit from the Exit Financiers on the following terms:

      o  Maturity:  twelve months from the Effective Date of the Plan.

      o  Interest:  15% annual interest rate, payable monthly, in cash.

      o  Fees:

         (i) $400,000 (U.S.) upfront underwriting fee to be paid on the Effective Date of the Plan PRO RATA to the Specified Holders, who have agreed in the Restructuring Agreement to underwrite and ensure the availability of the Exit Financing to the Reorganized Debtor;

         (ii) $100,000 (U.S.) upfront administration fee to be paid on the Effective Date of the Plan to Resurgence Asset Management LLC, as administrator of the Exit Financing; and

         (iii) $300,000 (U.S.) facility fee to be paid only upon the initial draw down under the Exit Financing, payable to the Exit Financiers on a PRO RATA basis.

      o Each draw down under the Exit Financing will require the prior approval of the board of directors of the Reorganized Debtor.

      o Security: The Exit Financing will be secured on a PARI PASSU basis with the New Secured Notes.

      o Participation: Each holder of in excess of $1 million in principal amount of Secured Notes may participate on a PRO RATA basis in the Exit Financing if such party commits to do so in writing at least five (5) business days prior to the Confirmation Hearing.

6.3   DISTRIBUTIONS UNDER THIS PLAN.

      On the Effective Date, the Disbursing Agent shall make, or shall make adequate reserve for, the distributions required to be made under this Plan from the sources of Cash described in Section 7.3 hereof.

6.4   SECURED NOTES AND INDENTURE.

      As of the Effective Date, the Secured Notes, the Indenture and all guarantees and other documents executed or delivered in connection therewith shall be of no further force or effect other than, with respect to the Secured Notes, to entitle the holders thereof to the distributions described in this Plan. On the Effective Date, the Debtor and the Indenture Trustee shall be discharged from all further responsibilities under the Indenture.

SECTION 7.  PROVISIONS GOVERNING DISTRIBUTIONS

7.1   DATE OF DISTRIBUTIONS.

      Any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

7.2   DISBURSING AGENT.

      All distributions under this Plan shall be made by the Disbursing Agent, except as otherwise provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

7.3   SOURCE OF DISTRIBUTIONS.

      All Cash distributions required to be made under this Plan on the Effective Date on account of Allowed Claims required under this Plan to be made on the Effective Date, shall be made from Distributable Cash.

7.4   DELIVERY OF DISTRIBUTIONS.

      Subject to Rule 9010 of the Bankruptcy Rules, all distributions to holders of Allowed Claims and Allowed Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim or proofs of equity interest filed by such holders (or at the last known address of such a holder if no proof of claim or proof of equity interest is filed or if the Debtor or the Disbursing Agent has been notified in writing of a change of address). For holders of Secured Notes, the Disbursing Agent shall make distributions to the Indenture Trustee for the benefit of the holders of Secured Notes who surrender their Secured Notes for cancellation to the Disbursing Agent or its designee. Any holder of a Secured Note who fails to surrender its Secured Note(s) within one (1) year from the Effective Date shall be deemed to have forfeited all rights and Claims and will not participate in any distribution under the Plan. If any distribution to any holder of a Claim or Equity Interest is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest. Amounts in respect of any undeliverable distributions shall be returned to the Disbursing Agent until such distribution is claimed. Any such distribution or the proceeds thereof shall be set aside, and in the case of Cash, held in a segregated interest bearing account to be maintained by the Disbursing Agent. If no proofs of claim or interest are filed and the Schedules filed with the Bankruptcy Court fail to state addresses for holders of Allowed Claims or Allowed Equity Interests, such distributions in respect of such Allowed Claims or Allowed Equity Interests shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property shall revert to and be property of the Reorganized Debtor and the Claim or Equity Interest of any holder to such property shall be discharged and forever barred.

7.5   MANNER OF PAYMENT UNDER THIS PLAN.

      At the option of the Disbursing Agent, any Cash payment to be made pursuant to this Plan may be made by a check or wire transfer or as otherwise required or provided in any applicable Implementation Document.

7.6   DISTRIBUTIONS AFTER EFFECTIVE DATE.

      Distributions made after the Effective Date to holders of Claims or Equity Interests that are not Allowed as of the Effective Date but which later become Allowed shall be deemed to have been made on the Effective Date, provided that, the Allowed Claim, if any, of Globecast North America Incorporated, shall accrue interest at the rate of 8% per annum from the Effective Date through the date of payment.

SECTION 8.  RIGHTS AND POWERS OF DISBURSING AGENT

8.1   EXCULPATION.

      The Disbursing Agent, from and after the Effective Date, is hereby exculpated by all Entities, including all holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action and other assertions of liability (including breach of fiduciary duty) arising out of the discharge by the Disbursing Agent of the powers and duties conferred upon it by this Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of this Plan, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of the Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with this Plan or for implementing the provisions of this Plan.

8.2   POWERS OF THE DISBURSING AGENT.

      The Disbursing Agent shall be empowered to (a) effect all actions and execute all instruments and documents necessary to implement this Plan, (b) make all distributions contemplated by this Plan, (c) liquidate property as required to make distributions contemplated by this Plan, (d) comply with this Plan and the obligations thereunder, (e) employ professionals to represent it with respect to its responsibilities and (f) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

8.3   EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE.

      Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including reasonable fees and expenses of counsel) shall be paid in Cash by the Reorganized Debtor.

8.4   SUCCESSOR DISBURSING AGENT.

      Upon thirty (30) days prior written notice to the Debtor or, after the Effective Date, the Reorganized Debtor, the Disbursing Agent may resign its position as the Disbursing Agent. The Debtor or the Reorganized Debtor, as the case may be, shall designate a successor Disbursing Agent to replace the existing Disbursing Agent and shall provide written notice of such designation to the resigning Disbursing Agent and the Indenture Trustee. Any successor Disbursing Agent shall perform all the duties and obligations, and shall be entitled to all of the rights and remedies of the Disbursing Agent hereunder.

SECTION 9. PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS AND EQUITY INTERESTS UNDER THIS PLAN

9.1   PROSECUTION OF OBJECTIONS.

      Unless otherwise provided herein or by order of the Bankruptcy Court, all objections to Claims or Equity Interests shall be filed and served on or before the Confirmation Date (except with respect to any claim filed by a governmental unit which deadline for the filing of any objections thereto shall be two hundred ten (210) days after the Effective Date). All objections may be litigated to Final Order. The Debtor or, after the Effective Date, the Reorganized Debtor, may compromise and settle any objections to Claims or Equity Interests. In addition, the Debtor or, after the Effective Date, the Reorganized Debtor, may file a request that the Bankruptcy Court estimate for purposes of distribution the amount of any contingent or unliquidated Claim or Equity Interest, if liquidation of the Claim or Equity Interest would unduly delay the administration of the Reorganization Case.

9.2   NO DISTRIBUTIONS PENDING ALLOWANCE.

      Notwithstanding any other provision hereof, if any portion of a Claim or Equity Interest is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim becomes Allowed.

9.3   CLAIMS RESERVE.

      On the Effective Date, the Disbursing Agent shall transfer to one or more segregated accounts, which accounts shall be interest-bearing and shall be subject to the jurisdiction of the Bankruptcy Court, constituting the Claims Reserve an amount of Distributable Cash equal to (i) the $25 million of Cash to be distributed to holders of Senior Secured Claims, (ii) the estimated amount for the payment of Administrative Expense Claims which are projected to be allowed subsequent to the Effective Date, and (iii) such other sums as may be needed to pay Allowed Claims pursuant to this Plan, including a sufficient amount to pay the full amount reflected in the proof of claim filed by Globecast North America Incorporated plus interest in accordance with section 7.6 hereof to the extent such Claim becomes an Allowed Claim. The Distributable Cash held in the Claims Reserve shall be held in trust for the benefit of holders of such Claims pending determination of their entitlement thereto.

9.4   DISTRIBUTIONS AFTER ALLOWANCE.

      Payments and distributions to each holder of a Disputed Claim or any other Claim that is not Allowed, to the extent that such Claim or Equity Interest ultimately becomes Allowed, shall be made in accordance with the provisions of this Plan governing the Class of Claims in which such Claim or Equity Interest is classified. Within ten (10) Business Days after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not Allowed becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest had been allowed on the Effective Date, without any interest thereon, except as set forth in section 7.6 hereof, which in the case of Cash distributions shall be made from Distributable Cash held in the Claims Reserve.

9.5   DISTRIBUTIONS AFTER DISALLOWANCE.

      Cash held in the Claims Reserve after all Claims have been allowed or disallowed shall be distributed to the Reorganized Debtor.

SECTION 10. PROVISIONS GOVERNING  EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER
            THIS PLAN

10.1  GENERAL TREATMENT.

      This Plan constitutes a motion by the Debtor to reject, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that (a) has been assumed pursuant to Final Order of the Bankruptcy Court prior to the Effective Date, (b) is specifically listed on Schedule 2 hereto or (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtor and pending on the Effective Date.

10.2  AMENDMENTS TO SCHEDULE OF ASSUMED EXECUTORY CONTACTS; EFFECTS OF
      AMENDMENTS.

      The Debtor shall assume and assign each of the executory contracts and unexpired leases listed on Schedule 2 hereto; provided that, the Debtor may at any time on or before the Confirmation Date amend Schedule 2 hereto to delete therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be rejected or assumed, respectively, as of the Effective Date. The Debtor shall provide notice of any amendments to Schedule 2 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 2 hereto shall not constitute or be construed to constitute an admission by the Debtor that such contract or lease (including related agreements and rights) is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that the Debtor has any liability thereunder.

10.3  BAR TO REJECTION DAMAGES.

      If the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not theretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or its interests in property or its agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon the Disbursing Agent with a copy to the Debtor on or before thirty (30) days after the later to occur of (a) the entry of the Confirmation Order and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

SECTION 11. CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE

11.1  CONDITIONS PRECEDENT TO CONFIRMATION OF THIS PLAN.

      The confirmation of this Plan is subject to:

     (a) ENTRY OF CONFIRMATION ORDER. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order of the Bankruptcy Court, which shall:

               (i)    decree  that   the  transfers  contemplated   to  be  made
          shall be free and clear of all Claims, Liens and encumbrances, except as expressly provided herein or in the Implementation Documents;

               (ii) approve the terms of the Restructuring Agreement and the exhibits thereto, including the New Indenture and the employment agreements with key management personnel of the Reorganized Debtor, approve the terms of the Exit Financing, and authorize and direct the Debtor, the Indenture Trustee, the New Indenture Trustee and the Disbursing Agent to execute and deliver the Implementation Documents, and decree that each of the Implementation Documents shall constitute a legal, valid and binding agreement, instrument or document, as applicable;

                (iii) decree that the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                (iv) authorize the implementation of this Plan in accordance with its terms;

                (v) provide that any transfers to be effected under this Plan shall be and are exempt from transfer taxes, and any applicable stamp or similar tax under section 1146 (c) of the Bankruptcy Code;

                (vi) authorize the formation of the Reorganized Debtor and the issuance of the New Secured Notes and New Equity Interests;

                (vii) decree that the New Secured Notes and New Equity Interests are exempt from registration under the Securities Act pursuant to sections 1125(e), 1126(b) and 1145 of the Bankruptcy Code and other applicable law; and

                (viii) confirm this Plan.

(b) FORM OF CONFIRMATION ORDER. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtor, the Specified Holders and the Creditors' Committee, if one is appointed.

11.2  CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THIS PLAN.

      The occurrence of the Effective Date of this Plan is subject to satisfaction of the following conditions precedent:

     (a) FINALITY OF THE CONFIRMATION ORDER. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order.

     (b) GOVERNMENTAL APPROVALS. The Subsidiaries shall have received all necessary approvals to implement the structure contemplated by the Plan from Brazilian government regulatory agencies having jurisdiction with respect to the licenses held by the Subsidiaries.

     (c) APPROVAL OF THE CENTRAL BANK. All required approvals of the Central Bank shall have been received in form and substance satisfactory to the Debtor, the Specified Holders and the Creditors' Committee, if one is appointed.

     (d) DISTRIBUTIONS. The Disbursing Agent shall have fully funded the Claims Reserve. The Disbursing Agent shall have received the Distributable Cash in existence on the Effective Date.

     (e) EXECUTION OF DOCUMENTS. All other actions and documents, including the Implementation Documents, necessary to implement the provisions of this Plan shall have been respectively, effected or executed and delivered.

11.3  WAIVER OF CONDITIONS PRECEDENT.

      Each of the conditions precedent in Sections 11.1 and 11.2 hereof may be waived, in whole or in part, by the Debtor with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld. Any such waiver of a condition precedent in Section 11.1 or 11.2 hereof may be effected at any time, on two (2) Business Days' notice to the Entities that are party to the Restructuring Agreement, without leave or order of the Bankruptcy Court and without any formal action other than proceeding to confirm or consummate this Plan.

SECTION 12. EFFECT OF CONFIRMATION

12.1  CUSTODY.

      Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtor, its properties and interests in property and their operations. On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Section 14.1 hereof.

12.2  LIENS.

      On the Effective Date, all Liens against any properties and interests in property of the Debtor, except to the extent provided herein, shall be deemed extinguished and discharged, provided that, on the Effective Date, the Indenture Trustee shall have and shall retain all rights granted under and pursuant to this Plan.

12.3  TERM OF INJUNCTIONS OR STAYS.

      Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

SECTION 13. RELEASES, INJUNCTION AND WAIVER OF CLAIMS

      Nothing in this Section 13 shall be construed to operate to release any Entity from the obligations expressly contemplated by this Plan.

13.1  RELEASES OF THE AFFILIATE RELEASEES.

     (a) RELEASE OF THE DEBTOR. The Debtor's estate shall be released from all Liabilities except those expressly preserved under this Plan.

     (b) RELEASE OF THE AFFILIATE RELEASEES. Without limiting the release provided in Section 13.1(a) and except as provided in the last sentence of this
Section 13.1(b), the Affiliate Releasees are released from all Liabilities in any way relating to (a) the Debtor, the Reorganization Case, or this Plan, and
(b) the Secured Notes or the Indenture. Subject to the limitations provided in the last sentence of this Section 13.1(b), the release of the Affiliate Releasees provided in this Section 13.1(b) includes a release from Liabilities relating to:

               (i) the offer, sale, purchase, resale or ownership of the Secured Notes or the Equity Interests, any sales brochure, registration statement, preliminary prospectus, prospectus, offering memorandum or circular, appraisal, report or inspection, or any disclosure or omission related to any of the foregoing, and any engagement, underwriting, placement agency or other role of, or services rendered by, any Entity in connection with any of the foregoing;

               (ii) the involvement of any of the Affiliate Releasees in or with the sale of the Secured Notes;

               (iii) the ownership, management and operation of any property by any of the Affiliate Releasees;

               (iv) the preparation by any of the Affiliate Releasees of financial statements, appraisals, or other reports or certificates in respect of the Debtor or the other Subsidiaries;

               (v) the actions, payments and obligations required of any of the Affiliate Releasees under, among other things, the Indenture, the Secured Notes and all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing;

               (vi) the use of proceeds by any of the Affiliate Releasees from the Secured Notes or revenues of the property of the Affiliate Releasees; and

               (vii) the undertaking by any of the Affiliate Releasees to restructure the obligations governed by the Indenture and evidenced by the Secured Notes, including any actions taken or not taken in respect of formulating, negotiating, soliciting acceptances to and implementing this Plan.

      The release provided in this Section 13.1 shall not release (a) any defenses of the Debtor or the other Affiliate Releasees to any Liability, (b) any obligations of the Reorganized Debtor arising under this Plan or the Implementation Documents, or (c) subsequent to the resolution of the Debtor's objection to the Claim of Globecast North America Incorporated by the Bankruptcy Court, any Affiliate Releasee other than the Debtor who is obligated to Globecast North America Incorporated pursuant to that certain agreement dated April 13, 1997 between Hero Productions, Inc. and ITSA of Cayman Ltd.

13.2  RELEASE OF THE PLAN RELEASEES.

      Except as provided in the last sentence of this Section 13.2, the Plan Releasees are released from all Liabilities in any way relating to (a) the Debtor, the Reorganization Case, or this Plan, and (b) the Secured Notes or the Indenture. Subject to the limitations provided in the last sentence of this
Section 13.2, the release of the Plan Releasees provided in this Section 13.2 includes a release from Liabilities relating to:

                (i) the undertaking by the Plan Releasees to restructure the obligations governed by the Indenture and evidenced by the
         Secured Notes, including any actions taken or not taken in respect of formulating, negotiating and implementing this Plan;

                (ii) all actions effected or not effected by the Indenture Trustee or the Specified Holders, or their respective advisors, under the Indenture or under any other agreements, instruments or documents relating to the Debtor;

                (iii) the preparation by any of the Plan Releasees of financial statements, appraisals, or other reports or certificates in respect of the Debtor or the Subsidiaries or their properties;

                 (iv) the actions, payments, and obligations required of any of the Plan Releasees under, among other things, the Indenture, the Secured Notes, and all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing; and

                  (v) the use of proceeds by any of the Plan Releasees from the Secured Notes or the revenues of property of the Subsidiaries.

      The release provided in this Section 13.2 shall not release (a) any defenses of the Plan Releasees to any Liability or (b) any obligations of the Plan Releasees arising under this Plan or the Implementation Documents.

13.3  INJUNCTION.

      The Confirmation Order shall be an injunction to permanently enjoin and restrain all Entities from asserting against the Affiliate Releasees or the Plan Releasees, or their respective properties or interests in property, any Liabilities that are released by the Plan Releases or any Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date (other than actions provided for by the Plan). The Confirmation Order shall also be an injunction to enjoin permanently and restrain all Entities from taking any of the following actions (other than actions brought to enforce any right or obligation provided for by the Plan) against the Affiliate Releasees or the Plan Releasees or their respective properties or interests in property:

               (i)     the   commencement or   continuation  of  any  action  or
          proceeding;

               (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;

               (iii) creating, perfecting, or enforcing any encumbrance of any kind; and

               (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any such party.

13.4  VESTING OF PROPERTY IN REORGANIZED DEBTOR.

      Effective as of the Effective Date all Assets of the Debtor shall be transferred to and shall vest in the Reorganized Debtor.

SECTION 14. RETENTION OF JURISDICTION

14.1  RETENTION OF JURISDICTION.

      The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction, of all matters arising out of, and related to, the Reorganization Case and this Plan pursuant to, and for the purposes of, sections 105 (a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

     (b) To determine any and all adversary proceedings, applications and contested matters;

     (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

     (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part;

     (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

     (f) To issue such orders in aid of execution of this Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

     (g) To consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

     (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses related to implementation and consummation of this Plan;

     (i) To hear and determine any disputes regarding the fees and expenses incurred by the Disbursing Agent;

     (j) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan;

     (k) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

     (l) To enter a final decree closing the Reorganization Case.

14.2  MODIFICATION OF PLAN.

      Modifications of this Plan may be proposed in writing by the Debtor at any time before confirmation, provided that this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Debtor shall have complied with section 1125 of the Bankruptcy Code. This Plan may be modified by the Debtor at any time after confirmation hereof and before substantial consummation hereof, provided that this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan as modified under section 1129 of the Bankruptcy Code and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

SECTION 15. MISCELLANEOUS PROVISIONS

15.1  PAYMENT OF STATUTORY FEES.

      All fees payable pursuant to section 1930, title 28, United States Code shall be paid on the Effective Date.

15.2  DISSOLUTION OF CREDITORS' COMMITTEE.

      If a Creditors' Committee has been appointed, it shall automatically be dissolved on the Effective Date.

15.3  FEES AND EXPENSES OF PROFESSIONAL PERSONS.

      Except as may otherwise be or have been ordered by the Bankruptcy Court, all professionals seeking payment of reasonable fees and expenses incurred after the Effective Date in connection with the implementation of this Plan shall transmit a written invoice of such request to the Disbursing Agent with a copy to the Reorganized Debtor. If no written objection to the payment of such fees and expenses is received by the Disbursing Agent within thirty (30) days of the receipt by the Disbursing Agent of such request, the Disbursing Agent shall pay from the Distributable Cash held in the Claims Reserve such fees and expenses. If an objection to the payment of such fees and expenses is received by the Disbursing Agent within such 30-day period, the Disbursing Agent shall pay such fees and expenses only upon order of the Bankruptcy Court or the withdrawal of such objection.

15.4  SEVERABILITY OF PLAN PROVISIONS.

      If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.5  GOVERNING LAW.

      Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

15.6  PAYMENT OF WITHHOLDING OF TAXES; ALLOCATION OF PAYMENTS.

      Except as otherwise specifically provided in the Plan, all distributions made pursuant to the Plan shall, where applicable, be subject to information reporting to appropriate governmental authorities and to withholding of taxes. Except as otherwise prohibited by applicable tax law, the consideration received by Class 2 Creditors shall, for all income tax purposes, be allocated and applied first to the unpaid principal amount of the Secured Notes and thereafter to the unpaid accrued interest on the Secured Notes.

15.7  NOTICES.

      All notices, requests, and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

      If to the Debtor:
                                    TV Filme, Inc.
                                    SCS, Quadra 07-Bloco A
                                    Ed. Executive Tower, Sala 601
                                    70.300-911 Brasilia-DF
                                    Brazil

                                    with a copy to:

                                    Kelley Drye and Warren, LLP
                                    101 Park Avenue
                                    New York, New York 10178
                                    Attn:  Mark I. Bane, Esq.
                                    Telephone: (212) 808-7800
                                    Telecopier: (212) 808-7897

      If to the Indenture Trustee:

                                    The Bank of New York
                                    101 Barclay Street
                                    Floor 21 West
                                    New York, New York  10286
                                    Attn:  Ms. Loretta Lundberg
                                    Telephone:  (212) 815-5080
                                    Telecopier:  (212) 815-5915

                                    with a copy to:

                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Attn:  Douglas L. Furth, Esq.
                                    Telephone: (212) 856-6978
                                    Telecopier: (212) 230-7639

      Ad Hoc Noteholders' Committee:

                                    Resurgence Asset Management, LLC
                                    10 New King Street
                                    White Plains, New York
                                    Attn: Steven Audi

                                    with a copy to:

                                    Jones Day Reavis & Pogue LLP
                                    599 Lexington Avenue
                                    New York, New York 10022
                                    Attn:  Marc S. Kirschner, Esq.
                                    Telephone: (212) 326-3939
                                    Telecopier: (212) 755-7306

Dated:   February 29, 2000

                                    Respectfully submitted,

                                    TV FILME, INC.

                                    By: S/ HERMANO ALBUQUERQUE
                                        ----------------------
                                        Name: Hermano Albuquerque
                                        Title:  President and CEO

                      SCHEDULE 1 TO PLAN OF REORGANIZATION

                              LIST OF SUBSIDIARIES




ITSA-INTERCONTINENTAL TELECOMUNICACOES
TV FILME BRASILIA SERVICOS DE TELECOMUNICACOES
TV FILME GOIANIA SERVICOS DE TELECOMUNICACOES
TV FILME BELEM SERVICOS DE TELECOMUNICACOES
TV FILME CAMPINA GRANDE SERVICOS DE TELECOMUNICACOES LTDA.
TV FILME PROGRAMADORA LTDA.
TV FILME SISTEMAS LTDA.
TV FILME ITSA OF CAYMAN, LTD.
TV FILME SERVICOS DE TELECOMUNICACOES LTDA.
TV FILME OPERACOES LTDA.
TV FILME OF CAYMAN, LTD.

                      SCHEDULE 2 TO PLAN OF REORGANIZATION

                       LIST OF ASSUMED EXECUTORY CONTRACTS


1. Agreement dated May 11, 1999, between TV Filme, Inc. and Chanin Capital Partners relating to the retention of Chanin Capital Partners by the Ad Hoc Noteholders' Committee.

2. Agreement dated as of April 22, 1999 between BT Alex. Brown (now known as Deutche Banc Alex. Brown) and TV Filme, Inc., as amended by Agreement dated September 15, 1999 among TV Filme, Inc., Lazard Freres & Co. LLC and Deutche Banc Alex. Brown.

                       EXHIBIT A TO PLAN OF REORGANIZATION

                              FORM OF NEW INDENTURE

                       EXHIBIT B TO PLAN OF REORGANIZATION

                             RESTRUCTURING AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE



SECTION 1.  DEFINITIONS AND INTERPRETATION...................................1

      A.    Definitions......................................................1

      B.    Interpretation; Application of Definitions and Rules of
            Construction.....................................................7

SECTION 2.  PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
            PRIORITY TAX CLAIMS..............................................7

      2.1   Administrative Expense Claims....................................7

      2.2   Priority Tax Claims..............................................8

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS....................8

SECTION 4.  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER
            THIS PLAN........................................................8

      4.1   Priority Non-Tax Claims (Class 1)................................8

      4.2   Senior Secured Claims (Class 2)..................................8

            (a)   Allowance of Senior Secured Claims.........................8

            (b)   Treatment of Senior Secured Claims.........................8

      4.3   General Unsecured Claims (Class 3)...............................9

      4.4   Equity Interests in the Debtor (Class 4).........................9

SECTION 5.  IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND
            NOT IMPAIRED UNDER THIS PLAN; ACCEPTANCE OR REJECTION OF THIS
            PLAN.............................................................9

      5.1   Holders of Claims and Equity Interests Entitled to Vote..........9

      5.2   Acceptance by Unimpaired Classes.................................9

      5.3   Elimination of Classes...........................................9

      5.4   Revocation of Plan..............................................10

SECTION 6.  MEANS OF IMPLEMENTATION.........................................10

      6.1   Means of Implementing the Plan..................................10

      6.2   Exit Financing..................................................10

      6.3   Distributions under this Plan...................................11

      6.4   Secured Notes and Indenture.....................................11

SECTION 7.  PROVISIONS GOVERNING DISTRIBUTIONS..............................11

      7.1   Date of Distributions...........................................11

      7.2   Disbursing Agent................................................11

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE



      7.3   Source of Distributions.........................................12

      7.4   Delivery of Distributions.......................................12

      7.5   Manner of Payment Under this Plan...............................12

      7.6   Distributions After Effective Date..............................12

SECTION 8.  RIGHTS AND POWERS OF DISBURSING AGENT...........................13

      8.1   Exculpation.....................................................13

      8.2   Powers of the Disbursing Agent..................................13

      8.3   Expenses Incurred on or After the Effective Date................13

      8.4   Successor Disbursing Agent......................................13

SECTION 9.  PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS AND
            EQUITY INTERESTS UNDER THIS PLAN................................14

      9.1   Prosecution of Objections.......................................14

      9.2   No Distributions Pending Allowance..............................14

      9.3   Claims Reserve..................................................14

      9.4   Distributions After Allowance...................................14

      9.5   Distributions After Disallowance................................15

SECTION 10. PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES
            UNDER THIS PLAN.................................................15

      10.1  General Treatment...............................................15

      10.2  Amendments to Schedule of Assumed Executory Contacts; Effects
            of Amendments...................................................15

      10.3  Bar to Rejection Damages........................................15

SECTION 11. CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE.........15

      11.1  Conditions Precedent to Confirmation of this Plan...............15

            (a)   Entry of Confirmation Order...............................16

            (b)   Form of Confirmation Order................................16

      11.2  Conditions Precedent to Effective Date of this Plan.............16

            (a)   Finality of the Confirmation Order........................16

            (b)   Governmental Approvals....................................17

            (c)   Approval of the Central Bank..............................17

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE



            (d)   Distributions.............................................17

            (e)   Execution of Documents....................................17

      11.3  Waiver of Conditions Precedent..................................17

SECTION 12. EFFECT OF CONFIRMATION..........................................17

      12.1  Custody.........................................................17

      12.2  Liens...........................................................17

      12.3  Term of Injunctions or Stays....................................17

SECTION 13. RELEASES, INJUNCTION AND WAIVER OF CLAIMS.......................18

      13.1  Releases of the Affiliate Releasees.............................18

            (a)   Release of the Debtor.....................................18

            (b)   Release of the Affiliate Releasees........................18

      13.2  Release of the Plan Releasees...................................19

      13.3  Injunction......................................................19

      13.4  Vesting of Property in Reorganized Debtor.......................20

SECTION 14. RETENTION OF JURISDICTION.......................................20

      14.1  Retention of Jurisdiction.......................................20

      14.2  Modification of Plan............................................21

SECTION 15. MISCELLANEOUS PROVISIONS........................................21

      15.1  Payment of Statutory Fees.......................................21

      15.2  Dissolution of Creditors' Committee.............................21

      15.3  Fees and Expenses of Professional Persons.......................21

      15.4  Severability of Plan Provisions.................................22

      15.5  Governing Law...................................................22

      15.6  Payment of Withholding of Taxes; Allocation of Payments.........22

      15.7  Notices.........................................................22

SCHEDULE 1 List of Subsidiaries

SCHEDULE 2 List of Assumed Executory Contracts

EXHIBIT A   Form of New Indenture

EXHIBIT B   Restructuring Agreement